CODE OF ETHICS OF
                             FIRST OMAHA FUNDS, INC.


        WHEREAS, the reputation and integrity of First Omaha Funds, Inc. and its Portfolios (the "Fund") are dependent upon maintenance of the highest possible standards in its public and private relationships; and

        WHEREAS, it is incumbent upon all directors, officers, and other affiliated persons to avoid any activities which might be in conflict with their primary responsibility toward the Fund and its shareholders and it is a fundamental standard that they should not take inappropriate advantage of their positions;

        WHEREAS, an "Access Person" is defined as any officer, director or Advisory Person of the Fund; or any officer, director or Advisory Person of the Adviser (as hereinafter defined) who, as to the Fund, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function and duties relate to determination of which recommendation shall be made to the Fund; or who, in connection with his or her duties, obtains information concerning securities recommendations being made by the Adviser to the Fund; and "Advisory Person" is defined as any employee of the Fund or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

        NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby adopts the following Code of Ethics:

        (a) No officer, director, employee, or affiliated person of the Fund shall use any nonpublic information obtained in the course of such person's duties on behalf of the Fund for material personal gain or profit, or engage in any activities which such person knows could be detrimental to the interests of the Fund and its shareholders.

        (b) No officer, director, or employee of or principal underwriter for the Fund or any affiliated person of First National Bank of Omaha ("Adviser") or the principal underwriter for the Fund ("Distributor") (collectively, the "Management Companies"), in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund shall:

               (1) Employ any device, scheme, or artifice to defraud the Fund;

               (2) Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

               (4) Engage in any manipulative practice with respect to the Fund.

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        (c)    No Advisory  Person shall acquire,  directly or  indirectly,  any securities in an Initial Public Offering.

        (d) All Advisory Persons shall receive prior approval from the Code Officer hereinafter identified before acquiring, directly or indirectly, securities in a Limited Offering. Approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and it's shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with the Fund.

               (1) An Advisory Person who has been authorized to acquire securities in a Limited Offering shall disclose the investment to the Code Officer if such Advisory Person knows that the Fund is considering an investment in the issue. In such circumstances, the Fund's decision to purchase securities of the issuer shall be subject to an independent review by personnel with no personal interest in the issue.

        (e) No Access Person shall knowingly execute a securities transaction during a day when the Fund has a pending buy or sell order in the same security until that order is executed or withdrawn.

        (f) No Advisory Person shall receive any gift or other item of more than de minimis value from any person or entity that does business with or on behalf of the fund.

        (g) No Advisory Person shall serve on the board of directors of a publicly traded company without first receiving prior authorization from the Code Officer based upon a determination that the board service would be consistent with the interest of the Fund shareholders.

        (h)    All Advisory  Persons  shall  preclear  any  personal  securities transactions with the Code Officer. Approval will take into account, among other factors, whether the Fund has traded or will trade such security within seven (7) calendar days before or after such transaction, whether such transaction represents a short-term (60 days or less) transaction and whether the transaction in any way might constitute the breach of any duty of the Fund or the Adviser. After preclearance has been granted all Advisory Persons shall supply the Fund with duplicate copies of confirmations on all personal securities transactions. Preclearance shall not absolve any person of any obligation under any other provision hereof.

        (i) (1) Within ten (10) days after the later of the adoption of this Code of Ethics and the date a person becomes an Access Person, each Access Person shall report to the Code
                      Officer:

                      (i) The title, number of shares or principal amount of any securities in which the Access Person has a direct or indirect beneficial interest; and

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                      (ii)   The name of any  broker,  dealer  or bank with whom
                             such Access Person maintains an account in which any securities are held for the direct or indirect benefit of such Access person; and

                      (iii)  The  date  the  report  is  submitted by the Access
                             Person.

               (2) All Access Persons shall supply to the Code Officer within 10 days after the end of each calendar quarter, statements for all personal securities accounts, including the following information concerning each of their securities transactions and accounts during such calendar quarter:

                      (i) (A) The date of the transaction, the title, and the number of shares and the principal amount of each security involved;

                          (B)  The  nature of the  transaction  (i.e., purchase,
                               sale,  or  any   other   type  of  acquisition or
                               disposition);

                          (C)  The price at which the transaction was effected;

                          (D) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

                          (E) The date the  report is  submitted  by the  Access
                              Person.

                     (ii) With respect to any account  established by the Access
                          Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                          (A) The name of the broker, dealer or bank with whom the Access Person established the account;

                          (B)  The date the account was established; and

                          (C) The  date  that the  report  is  submitted  by the
                              Access Person.

               (3) Annually, all Access Persons shall supply the following information (which information must be current as of a
                      date  not  more  than  30  days   before   the  report  is
                      submitted):

                     (i) The  title,  number of shares and  principal  amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                    (ii) The name of any  broker,  dealer  or bank with whom the
                         Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

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                   (iii) The date that the  report is  submitted  by the  Access
                         Person.

               (4)    However, no person shall be required to make a report:

                    (i) With respect to transactions effected for an account over which such person does not have any direct or indirect influence or control;

                    (ii) Of  initial  holdings  or annual  holdings  where  such person is a "noninterested" director within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 (the "Act"), and would be required to make such a report solely by reason of being a director of the Fund, or a quarterly transaction report if such person is a noninterested director, unless such noninterested director knew, or in the ordinary course of fulfilling the official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director such security was or is purchased or sold by the Fund or such purchase or sale by the Fund was considered by the Fund or the Adviser.

                   (iii) Where a  report  made to an  investment  adviser  would duplicate information reported pursuant to Rules under the Investment Advisers Act of 1940; or

                    (iv) If the transactions  involve  securities  issued by the
                         Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

        (j) The Board of Directors may impose penalties for violation of this Code of Ethics commensurate with the gravity of the violation; and such penalties may range from a written reprimand to fines denial of salary increases, job demotions, transfers, or termination. If the Adviser elects to adopt this Code of Ethics, rather than adopting a separate code, then the power of the Board of Directors to impose penalties shall include the power to recommend sanctions to the Adviser and to impose fines on the Adviser if the recommended sanctions are not implemented.

        (k) Each investment adviser and principal underwriter for the Fund shall adopt a comparable code of ethics and shall certify to the Fund at least annually the existence thereof and compliance therewith.

        (l) Any capitalized terms not defined herein shall have the meanings ascribed to them under the Act or Rules thereunder.


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        BE  IT FURTHER  RESOLVED,  that  an Officer  appointed  annually  by the
Adviser and approved by the Directors of the Fund (the "Code Officer"), or such person's designee, be, and hereby is, appointed and directed as the officer in charge of:

        (1) Identifying the Access Persons who are under a duty to make quarterly reports and to inform them of such duty and identifying affiliates of the Fund and the Adviser and informing them of their obligations under paragraphs (a) and (b) hereof, it being understood the Code Officer shall have no obligation to identify employees of the Distributor who are required to file reports or to review such reports;

        (2) Furnishing a copy of the Code of Ethics to all such persons annually;

        (3) Preclearance of personal securities transactions as and when required by the Code of Ethics;

        (4) Reviewing all Advisory Persons' personal investment transactions after preclearance has been granted, receiving and reviewing duplicate confirmations and quarterly statements required by the Code of Ethics and reporting to the Board of Directors any securities transactions or activities which appear to violate the Code;

        (5) Receiving certification annually from each Access Person that such person has read and understands the Code of Ethics, is subject thereto, has complied with the requirements of the Code and has disclosed or reported all personal securities transactions required by the Code of Ethics to be disclosed or reported. In the event such officer is also an Access Person, his or her reports will be reviewed by the President of the Fund;

        (6) Preparing an annual report to the Board of Directors that summarizes the procedures concerning personal investing and any changes made to those procedures, identifies any violations requiring remedial action, and identifies any recommended changes due to industry practices or developments in applicable laws or regulations made during the year; and

        (7) Maintaining records in conformance to the requirements set forth in Rule 17j-1 under the Act, including a list of Access Persons such as Appendix A.

     Adopted by the Board of Directors of FIRST OMAHA FUNDS, INC., on August 1, 2000.

        Comparable Codes of Ethics have been adopted by the Management Companies as follows:

        (1)    By the Adviser on _______________________.

        (2)    By the Distributor on _____________________________.

                             FIRST OMAHA FUNDS, INC.
                                 PROCEDURES FOR
                                 CODE OF ETHICS

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1.      DISCLOSURE OF PERSONAL HOLDINGS

        All Advisory Persons shall disclose to the Code Officer all personal security holdings upon commencement of employment.

2.      PRECLEARANCE

        All Advisory Persons are required to preclear all personal securities investments with the Code Officer. To obtain preclearance, the following information shall be provided:

        A.     The type of transaction (i.e. purchase, sale or acquisition).
        B.     The proposed date of the transaction.
        C.     The description of the security and amount of the transaction.
        D. The name of the broker/dealer or bank with which the transaction is proposed.

3.      RECORDS OF SECURITY TRANSACTIONS

        A. All Advisory Persons are required to direct their brokers to supply the Code Officer duplicate copies of confirmations of all personal security transactions.

        B. All Advisory Persons and certain other Access Persons, as required by the Code of Ethics, must furnish to the Code Officer initial, quarterly and annual statements, for all securities accounts, within the time limits specified in the Code of Ethics, detailing the following:

               1.  The type of transaction (i.e. purchase, sale or acquisition).
               2.  The date of the transaction.
               3.  The description and the number of shares or units.
               4.  The price and principal amount.
               5. The name of the broker/dealer or bank with whom the transaction was effected.
               6.  The date the report is submitted.

4.      CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

        Advisory persons and other Access Persons are required to certify annually the following:

        A. That they have disclosed all personal security holdings (Advisory Persons and interested directors only).
        B. That they have read and understand the Code of Ethics and recognize that they are subject to it.
        C.      That they have complied with all the requirements of the Code.
        D. That they have disclosed or reported all personal securities transactions required by the Code of Ethics to be disclosed or reported.

5.      POST-TRADE MONITORING

        The Code Officer will monitor all personal security transactions in the following manner:

        A. Review for trading before and after the Fund trades the same securities.
        B. Review for short-term trading profits in the same securities as the Fund within 60 calendar days.
        C. Review for all other investment restrictions set forth in the Code of Ethics.
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6.      RECORD MAINTENANCE

        The Fund, through the Code Officer, will review quarterly and maintain or cause the Fund Secretary to maintain, the following records:

        A.      All personal securities transactions reports for five years.
        B.      A list of all Access  Persons,  the Code of Ethics  and  related procedures which shall be kept in the Fund's Minute Book.
        C.      The Code Officer is responsible  for updating the Access Persons list.

7.      REVIEW BY THE BOARD OF DIRECTORS

        The Board of Directors of Fund is responsible for:

        A.      Annual review and approval of the Code of Ethics.
        B. Annual review and approval of a report by the Code Officer that summarizes the procedures for maintaining the Code, identifies any violations and recommends any changes in existing restrictions or procedures.
        C. Annual review of a certification by each investment adviser and principal underwriter of the Fund of adoption of, and compliance with, a comparable code of ethics.

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                           APPENDIX A - ACCESS PERSONS



The names and titles of "Access Persons" subject to this Code of Ethics as of ___________ ______________ were: